Exhibit (c)(ix)
March 2023 Discussion materials

Agenda Page 1 Consolidated trading update and industry backdrop 1 2 Appendix 10

CNSL public market overview Stock price performance since 01/01/2021 (indexed to 100) Source: Company filings, Factset as of 03/10/23, Wall Street research S&P500 Public market overview ($mm) Current price (03/10/23) $2.63 % of 52-week high 31.0% Diluted shares outstanding 117.8 Market capitalization $310 Plus: Debt 2,283 Less: Cash (414) Plus: Minority interests 8 Plus: Preferred stock 477 Firm value $2,664 Less: Unconsolidated investments (10) Adjusted firm value $2,654 Valuation (Street) Metric Multiple Adj FV / Revenue CY2023E $1,143 2.3x CY2024E 1,151 2.3x Adj FV / EBITDA (post-SBC) CY2023E $311 8.5x CY2024E 343 7.7x Leverage Total debt / LTM EBITDA (pre-SBC) $384 5.9x Net debt / LTM EBITDA (pre-SBC) 384 4.9x 1

8.5x 6.8x 5.1x Consumer broadband providers’ current footprint and passings target Adj. FV / 2023 EBITDA (post-sbc) 3 Net debt / LTM EBITDA (pre-sbc) 3 22.0 5.2 3.1 1.0 Q4 2022 fiber passings (mm) 30.0+ 10.0 + 9.0 2.0 12.0 Fiber target passings (mm) 27% 35% 32% % EBITDA margin: 70% 67% 50% 41% % of Legacy footprint targeted for Ftth 73% 52% 50% 34% % of Fiber target passings completed Source: Company filings, Factset as of 03/10/23, Wall Street research 1 Includes saleable consumer and business locations 2 Average of 8mm to 10mm fiber addressable location opportunity 3 Debt is inclusive of pensions of $124mm for Consolidated, $2.4bn for Lumen, and $1.1bn for Frontier, tax-affected at respective applicable tax rate; 4 CNSL reiterated its target passings from 2025 to 2026; 5 Based on EBITDA (pre-SBC) from continuing operations only 4.9x 3.8x 3.8x 1 1 Historical targets 2 (2025) (2025 / 2026) (2026)4 (2025) 5 2

3,250 605 988 133 72 550 403 1,224 2,250 500 900 175 100 225 1,300 Many consumer broadband providers missed build targets for 2022 and are moderating their build pace for 2023 Source: Company reports, MoffettNathanson estimates and analysis 2022 Fiber deployment surplus / deficit vs. Beginning of year targets (000s) (500) (395) (312) (27) (3) 0 3 224 Shift driven by cost inflation, labor availability, funding costs and ability of sales & installs to keep up 2022 Actual build 1,600 1,600 N/A 2022 Fiber deployment vs. 2023 Targets (000s) 2023 Target Build - Prior 2023 Target Build - Current 400 3,750 1,750 Target adjusted to account for ~2mm unsaleable locations already built 3

Company YTD 1 yr ago 2 yr ago 3 yr ago (22%) (68%) (89%) (85%) (3%) (41%) (48%) (31%) (10%) (56%) (65%) (59%) 1% (22%) (38%) (10%) 6% (45%) (43%) 106% 18% (9%) (64%) (57%) (27%) (53%) (63%) (57%) (4%) (6%) N/A N/A (49%) (75%) (81%) (76%) (0%) 13% 9% 64% 0% 5% (19%) (32%) (7%) (31%) (36%) (35%) S&P 500 1% (9%) (1%) 34% Traditional Broadband has suffered significant declines from pre-Covid levels Source: Factset as of 03/10/23 1 Represents total return performance; 2 Weighted average of Wireless companies that include T, TMUS and VZ; 3 Weighted average of FttH Upgrade companies that include CNSL, FYBR, LUMN and SHEN; 4 Weighted average of cable companies that include ATUS, CABO, CMCSA, CHTR ad WOW 1-year stock performance (indexed to 100)1 FttH Upgrade3 S&P 500 Cable4 FttH vs. S&P: 1-year stock performance (indexed to 100)1 S&P 500 Cable vs. S&P: 1-year stock performance (indexed to 100)1 Share price performance S&P 500 4 Wireless2 (for reference only)

Macroeconomic backdrop has compressed both multiples and share prices

Competition from FttH and FWA has taken Cable market share and challenged Cable valuations

Segment	Company	Share price Δ since: Pre-COVID[1]	Share price Δ since: Cable highs[2]	Adj. FV / EBITDA as of: Pre-COVID[1] (FV / 2020E EBITDA)	Adj. FV / EBITDA as of: Cable highs[2] (FV / 2022E EBITDA)	Adj. FV / EBITDA as of: Current (FV / 2023E EBITDA)	Multiple + / – Since: Pre-COVID[1]	Multiple + / – Since: Cable highs[2]
Cable	altice	(87.7%)	(85.8%)	9.6x	8.2x	7.9x	(1.7x)	(0.3x)
Cable	Charter	(38.5%)	(56.2%)	11.2x	11.2x	7.0x	(4.2x)	(4.2x)
Cable	Cable One	(63.4%)	(66.5%)	18.9x	15.2x	6.8x	(12.1x)	(8.4x)
Cable	COMCAST	(22.9%)	(37.0%)	8.6x	8.7x	6.2x	(2.3x)	(2.5x)
Cable	WOW!	29.5%	(52.1%)	6.6x	5.8x	5.8x	(0.7x)	(0.0x)
Cable	**Median:**	*(38.5%)*	*(56.2%)*	*9.6x*	*8.7x*	*6.8x*	*(2.3x)*	*(2.5x)*
FttH upgrade	SHENTEL	(61.4%)	(37.5%)	10.7x	15.1x	14.0x	3.3x	(1.1x)
FttH upgrade	Consolidated communications	(64.0%)	(70.2%)	5.8x	6.1x	8.5x	2.7x	2.4x
FttH upgrade	FRONTIER	NA	(19.1%)	6.3x[3]	7.0x	6.8x	0.5x	(0.2x)
FttH upgrade	LUMEN	(79.7%)	(78.6%)	5.4x	4.5x	5.1x	(0.3x)	0.7x
FttH upgrade	**Median:**	*(64.0%)*	*(53.9%)*	*6.1x*	*6.6x*	*7.7x*	*1.6x*	*0.2x*
Wireless (for reference only)	T Mobile	41.8%	9.2%	8.4x	8.0x	8.6x	0.2x	0.7x
Wireless (for reference only)	AT&T	(36.7%)	(9.6%)	7.4x	6.6x	6.4x	0.1x	(0.2x)
Wireless (for reference only)	verizon	(37.0%)	(32.1%)	6.3x	7.5x	6.4x	(1.0x)	(1.1x)
Wireless (for reference only)	**Median:**	*(36.7%)*	*(9.6%)*	*7.4x*	*7.5x*	*6.4x*	*0.1x*	*(0.2x)*
				Range: 5.8x – 18.9x **Median: 8.5x**	Range: 6.1x – 15.2x **Median: 8.1x**	Range: 6.2x – 14.0x **Median: 6.9x**		

Source: Company filings, Wall Street research, Factset as of 03/10/23; [1] Pre-COVID figures as of 02/21/20; [2] Cable highs figures as of 09/22/21; [3] Post-bankruptcy figure as of 05/07/21

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Selected U.S. FttH / consumer broadband transactions

FV / EBITDA multiples



FV / LTM EBITDA
FV / 1-yr fwd EBITDA
7.6x
6.5x¹
10.1x
8.1x ²
7.8x¹
9.4x
8.6x²
8.4x¹
9.5x
8.8x
6.5x
6.1x
8.3x
4.8x³
11.5x
8.4x²
6.6x¹
8.2x⁴
13.6x
11.6x
9.0x³
10.1x
8.8x³
11.7x
8.8x²
7.3x¹
5.0x
7.2x
15.0x
17.8x
12.4x
4.9x
17.2x
12.7x¹
24.1x
7.4x
11.0x
10.9x
Target
Acquiror
Charter
N.V.
Charter
N.V.
TPG
Cable One
Cable One
TPG
Cable One
Cable One
ATN
Cable One
Date
Mar 2015
May 2015
May 2015
Sep 2015
Aug 2016
Dec 2016
Jan 2017
Mar 2017
May 2017
July 2017
July 2017
Apr 2019
May 2019
Mar 2020
Jun 2020
Sep 2020
Nov 2020
Jan 2021
Feb 2021
Mar 2021
Jun 2021
Size ($bn) $10.4bn $9.1bn $78.7bn $17.7bn $2.3bn $1.5bn $0.7bn $0.7bn $2.4bn $1.4bn $0.3bn $0.5bn $1.4bn $2.9bn N/A $0.6bn $8.1bn $0.3bn $2.2bn $0.3bn $1.7bn

Source: Company filings, Wall Street research, press releases

[1] Adjusted for value of tax assets and synergies; [2] Adjusted for synergies; [3] Adjusted for value of tax asset; [4] Represents latest FY multiple

Note: **Altice / Cablevision:** 6.1x multiple based on consolidated metrics which include ($147mm) of Media and other; 6.5x multiple based on Cable operations and Lightpath metrics only; 8.8x multiple based on consolidated metrics which include ($147mm) of Media and other; 8.8x multiple based on Cable operations and Lightpath metrics only; **TPG / RCN Grande:** 8.3x multiple based on estimate from equity research; **CDPQ / Cogeco:** CDPQ's investment in Atlantic Broadband and Metrocast is for a 21% (non-control) position in the pro forma company; CDPQ acquired 21% equity stake for $315mm in cash; **Cable One / Mega Broadband:** Cable One acquired 45% equity stake for $574mm in cash; **Cable One / Hargray:** 17.2x multiple based on 4Q20 LQA EBITDA; **Altice / Morris:** 7.4x multiple based on 2022E EBITDA including estimated run-rate synergies and PV of tax benefits; 24.1x multiple based on 4Q20 LQA EBITDA; **Rogers / Shaw:** 10.7x multiple based on 2021E EBITDA; **Astound & Atlantic Broadband / WOW!:** Astound to acquire WOW!'s Cleveland and Columbus service areas, Atlantic Broadband to acquire WOW!'s Chicago, Evansville, and Anne Arundel service areas at a multiple of 10.9x for the Atlantic Broadband transaction and a combined multiple of 11.0x; Atlantic Broadband / WOW! multiple of 10.9x is on a synergized EBITDA

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% conversion NM / NM NM / NM NM / NM $1,135 $1,143 $1,143 $1,151 $1,157 $1,187 2023E 2024E 2025E Pre Q4'22 earnings Street $495 $441 $442 $447 $434 $459 2023E 2024E 2025E Pre Q4'22 earnings Street Revenue EBITDA (post-sbc) Capex EBITDA (pre-sbc) – Capex % y/y growth (1%) / (4%) 1% / 1% 1% / 3% % revenue 44% / 52% 39% / 44% 37% / 44% $346 $363 $384 $311 $343 $397 2023E 2024E 2025E Pre Q4'22 earnings Street % margin 30% / 27% 32% / 30% 33% / 33% Summary of CNSL’s financial projections % y/y growth (10%) / (17%) 5% / 10% 6% / 16% Source: Factset, Broker reports as of 03/10/23 ’23-’25 CAGR 1.0% / 1.9% ’23-’25 CAGR 5.4% / 12.9% ’23-’25 CAGR (6.4%) / 2.0% ’23-’25 CAGR NM / NM 0.8% 0.8% 2.5% (10.9%) 1.2% 5.8% (10.0%) (5.6%) 3.3% ($139) ($68) ($39) ($120) ($94) ($52) 2023E 2024E 2025E Pre Q4'22 earnings Street (13.6%) 39.3% 35.2% 7

Areas of discussion and focus Analyst Sentiment & Expectations Revenue estimates | Last 2 years EBITDA estimates | Last 2 years Capex estimates | Last 2 years ⚫ FY22 results in line or ahead of research analyst expectations, though a decline in 2023 guidance likely pushes the full inflection point on EBITDA growth for the Company to 2024 ⚫ Penetration rates and ARPU appear in line or ahead of street estimates ⚫ Research analysts focused on the achievement of forecast passings growth and discipline to stay-in-line with publicly stated cost targets ⚫ Company appears to have adequate near-term liquidity due to $600mm+ in assets sales in FY22, however believes cash could become tight by the end of 2023 (though this can be offset with additional $200mm of asset sales) Current research analysts’ recommendations Source: Factset estimates and Research Analysts as of 03/10/2023 1 Represents the upside / (downside) of the current price target of the current price (as of the publish date). Broker Rec. Date Current Target Price Prior Target Price Upside/ Downside1 Metho-dology Multiple Citigroup Sell 3/1/23 $2.50 NA (17)% NA NA Cowen Hold 3/1/23 $4.50 $6.50 49% DCF 7.7x ’23 EBITDA Wells Fargo Hold 3/1/23 $4.00 $7.00 32% DCF 6.6x ‘23 EBITDA Median $4.00 $6.75 32% $ 50 $ 250 $ 450 Mar-2021 Sep-2021 Mar-2022 Sep-2022 Mar-2023 2023 Capex 2024 Capex 2025 Capex 2026 Capex $ 250 $ 450 $ 650 Mar-2021 Sep-2021 Mar-2022 Sep-2022 Mar-2023 2023 EBITDA 2024 EBITDA 2025 EBITDA 2026 EBITDA $ 1,000 $ 1,200 $ 1,400 $ 1,600 Mar-2021 Sep-2021 Mar-2022 Sep-2022 Mar-2023 2023 Revenue 2024 Revenue 2025 Revenue 2026 Revenue 8

Evolution of Research analyst Perspectives Research analyst target prices have tracked down with overall stock price, with 2 of the 3 analysts aligned around a hold rating Source: Research Analysts as of 03/10/2023 # Analysts 3 3 3 3 3 3 3 3 3 3 3 3 3 3 3 3 3 33% 33% 33% 33% 67% 67% 67% 67% 100% 100% 100% 100% 67% 67% 67% 67% 67% 67% 67% 67% 67% 33% 33% 33% 33% 33% 33% 33% 33% 33% $1.75 $3.50 $5.25 $7.00 $8.75 $10.50 (Price ($) Buy Hold Sell Price Target Price 9

Agenda Page 1 Consolidated trading update and industry backdrop 1 2 Appendix 10

Fiber - trading metrics

($mm USD, except share price)	Share price as of 03/10/23	% of 52 week high	Market cap	Adj. firm value	FV / EBITDA		FV / EBITDA (growth adj.)		FV / (EBITDA - Capex)		P / LFCF / share		Net leverage	Dividend yield
					CY2023E	CY2024E	CY2023E	CY2024E	CY2023E	CY2024E	CY2023E	CY2024E		
Cable														
Altice	$3.58	27.2%	$1,678	$26,902	7.9x	7.8x	NM	8.4x	16.3x	15.6x	6.0x	3.7x	6.3x	NA
Charter	329.49	56.4%	56,448	152,018	7.0x	6.8x	3.0x	1.7x	13.8x	14.0x	10.9x	10.5x	4.5x	NA
Cable One	643.01	40.8%	3,711	6,185	6.8x	6.7x	2.9x	3.1x	12.1x	11.7x	10.9x	10.4x	4.0x	1.8%
Comcast	35.31	72.9%	150,458	233,464	6.2x	5.9x	2.1x	1.2x	9.3x	8.7x	11.7x	10.1x	2.5x	3.3%
WideOpenWest	9.65	42.1%	846	1,542	5.8x	5.4x	2.1x	0.7x	38.8x	30.3x	49.4x	NM	2.5x	NA
Mean		**47.9%**			**6.7x**	**6.5x**	**2.5x**	**3.0x**	**18.1x**	**16.1x**	**17.8x**	**8.7x**	**4.0x**	**2.5%**
Median		**42.1%**			**6.8x**	**6.7x**	**2.5x**	**1.7x**	**13.8x**	**14.0x**	**10.9x**	**10.3x**	**4.0x**	**2.5%**
FttH Upgrade														
Shentel	$18.69	72.1%	$954	$976	14.0x	9.8x	3.2x	0.2x	NM	NM	NM	NM	0.4x	0.4%
Consolidated Communications	2.63	31.0%	310	2,654	8.5x	7.7x	NM	0.8x	NM	NM	NM	NM	4.9x	NA
Frontier	24.34	78.9%	6,110	13,931	6.8x	6.6x	3.6x	1.6x	NM	NM	NM	NM	3.8x	NA
Lumen	2.68	21.4%	2,757	23,990	5.1x	5.3x	NM	NM	14.4x	18.5x	44.1x	29.6x	3.8x	NA
Mean		**50.8%**			**8.6x**	**7.4x**	**3.4x**	**0.9x**	**14.4x**	**18.5x**	**44.1x**	**29.6x**	**3.2x**	**0.4%**
Median		**51.5%**			**7.7x**	**7.2x**	**3.4x**	**0.8x**	**14.4x**	**18.5x**	**44.1x**	**29.6x**	**3.8x**	**0.4%**
Wireless (for reference only)														
T-Mobile	$139.51	90.4%	$171,520	$246,641	8.6x	8.0x	0.8x	0.9x	13.1x	11.6x	12.5x	9.7x	2.8x	NA
AT&T	18.43	80.7%	132,067	277,066	6.4x	6.3x	1.8x	2.6x	13.0x	11.2x	8.4x	7.8x	3.4x	6.0%
Verizon	36.68	66.1%	154,828	307,261	6.4x	6.3x	NM	3.8x	10.6x	9.8x	9.1x	8.0x	3.1x	7.1%
Mean		**79.0%**			**7.2x**	**6.9x**	**1.3x**	**2.4x**	**12.3x**	**10.9x**	**10.0x**	**8.5x**	**3.1x**	**6.6%**
Median		**80.7%**			**6.4x**	**6.3x**	**1.3x**	**2.6x**	**13.0x**	**11.2x**	**9.1x**	**8.0x**	**3.1x**	**6.6%**

Source: Company filings, Wall Street research, Factset as of 03/10/23

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10

Fiber - operating metrics

($mm USD)	Revenue growth		EBITDA growth		CAGR (2022E - 2024E)		EBITDA margin		Capex as %	Capex as %	Cash
	CY2023E	CY2024E	CY2023E	CY2024E	Revenue	EBITDA	CY2023E	CY2024E	of revenue	of EBITDA	conversion
Cable											
Altice	(3.9%)	(1.7%)	(7.0%)	0.9%	(2.8%)	(3.1%)	36.9%	37.8%	19.1%	51.8%	48.2%
Charter	2.2%	2.9%	2.4%	4.0%	2.5%	3.2%	39.2%	39.6%	19.3%	49.2%	50.8%
Cable One	(2.0%)	(0.5%)	2.3%	2.1%	(1.2%)	2.2%	54.5%	55.9%	24.0%	44.1%	55.9%
Comcast	(0.8%)	3.0%	3.0%	4.8%	1.0%	3.8%	31.2%	31.7%	10.4%	33.4%	66.6%
WideOpenWest	(0.4%)	1.0%	2.7%	7.4%	0.3%	5.1%	37.7%	40.2%	32.1%	85.0%	15.0%
Mean	**(1.0%)**	**0.9%**	**0.7%**	**3.8%**	**(0.0%)**	**2.2%**	**39.9%**	**41.0%**	**21.0%**	**52.7%**	**47.3%**
Median	**(0.8%)**	**1.0%**	**2.4%**	**4.0%**	**0.3%**	**3.2%**	**37.7%**	**39.6%**	**19.3%**	**49.2%**	**50.8%**
FttH Upgrade											
Shentel	6.1%	15.9%	4.4%	42.6%	10.9%	22.0%	24.5%	30.2%	95.4%	NM	NM
Consolidated Communications	(4.0%)	0.7%	(16.7%)	10.0%	(1.7%)	(4.2%)	27.2%	29.8%	43.3%	NM	NM
Frontier	(0.7%)	1.2%	1.9%	4.1%	0.3%	3.0%	35.4%	36.4%	48.8%	NM	NM
Lumen	(5.2%)	(3.6%)	(14.2%)	(3.6%)	(4.4%)	(9.1%)	31.8%	31.8%	20.5%	64.4%	35.6%
Mean	**(0.9%)**	**3.5%**	**(6.1%)**	**13.3%**	**1.3%**	**2.9%**	**29.7%**	**32.1%**	**52.0%**	**64.4%**	**35.6%**
Median	**(2.3%)**	**0.9%**	**(6.1%)**	**7.1%**	**(0.7%)**	**(0.6%)**	**29.5%**	**31.0%**	**46.0%**	**64.4%**	**35.6%**
Wireless (for reference only)											
T-Mobile	1.8%	3.3%	10.6%	8.6%	2.5%	9.6%	35.3%	37.1%	12.1%	34.2%	65.8%
AT&T	1.5%	1.3%	3.7%	2.4%	1.4%	3.0%	35.1%	35.5%	17.7%	50.5%	49.5%
Verizon	0.7%	1.1%	0.1%	1.7%	0.9%	0.9%	34.8%	35.0%	13.7%	39.5%	60.5%
Mean	**1.3%**	**1.9%**	**4.8%**	**4.2%**	**1.6%**	**4.5%**	**35.0%**	**35.8%**	**14.5%**	**41.4%**	**58.6%**
Median	**1.5%**	**1.3%**	**3.7%**	**2.4%**	**1.4%**	**3.0%**	**35.1%**	**35.5%**	**13.7%**	**39.5%**	**60.5%**

Source: Company filings, Wall Street research, Factset as of 03/10/23

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Consolidated capitalization and trading levels Recent TLB trading levels (Price) Recent secured notes trading levels (YTW) Capitalization as of 12/31/22 1 Calculation includes cash and cash equivalents and short-term investments 2 Yield on Term Loan B shown as Simple Yield calculated to a 4-year takeout assumption, Yield on secured notes shown as YTW 3 Tax adjusted for 21% marginal tax rate on notional amount 4 Net Debt calculation utilizes $50mm cash netting cap As of 12/31/22 As of 3/10/23 Next Call ($mm) Ratings Coupon Floor Maturity Amount LTM Adj. EBITDA Price Yield YTW Date Date Price Cash & cash equivalents1 Corp: B3 / B- (Stable / Stable) $414 $250mm RCF B3 / B- S + 400 0.00% Oct-27 - Term loan B2 B3 / B- L + 350 0.75% Oct-27 1,000 80.875 13.42% Senior secured notes2 B3 / B- 6.500% - Oct-28 750 70.500 14.39% Oct-28 Oct-23 104.875 Senior secured notes2 B3 / B- 5.000% - Oct-28 400 67.000 13.68% Oct-28 Oct-23 103.750 Unfunded pension liabilities3 98 Finance leases 36 Total Debt $2,283 5.9x Net Debt4 $2,233 5.8x SCP Preferred Equity 477 Total Debt + Preferred $2,760 7.2x Net Debt + Preferred $2,710 7.1x Market cap as of 3/10/23 310 Total capitalization $3,070 8.0x LTM 12/31/2022 Adj. EBITDA $384 $78.00 $82.00 $86.00 $90.00 $94.00 $98.00 Jan-22 Mar-22 May-22 Jul-22 Aug-22 Oct-22 Dec-22 Feb-23 JPM LL Index CNSL TLB 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% Jan-22 Mar-22 May-22 Aug-22 Oct-22 Dec-22 Feb-23 JPM HY Index 6.50% Notes 5.00% Notes 80.875 94.375 14.39% 9.62% 13.68% 12

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Notwithstanding anything in this Confidential Information to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind. The Confidential Information has been prepared by Goldman Sachs Investment Banking and is not a product of Goldman Sachs Global Investment Research. Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. 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